      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2003
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                               PNM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                        --------------------------------
             New Mexico                                         85-0468296
  (State or other jurisdiction of                            (I.R.S. Employer
   Incorporation or organization)                         Identification Number)

                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                                 (505) 241-2700
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        --------------------------------
                                 JOHN R. LOYACK
                Senior Vice President and Chief Financial Officer
                               PNM RESOURCES, INC.
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                               Tel: (505) 241-2700
                               Fax: (505) 241-2368
                             E-mail: jloyack@pnm.com

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        --------------------------------

         It is respectfully requested that the Commission send copies of all orders, notices and communications to:

                             CHARLES L. MOORE, ESQ.
                             KELEHER & MCLEOD, P.A.
                             414 Silver Avenue, S.W.
                          Albuquerque, New Mexico 87103
                               Tel: (505) 346-4646
                               Fax: (505) 346-1345
                           E-mail: clm@keleher-law.com

                        --------------------------------
         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

                    -----------------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]_______

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of each class of securities      Amount to        Proposed maximum offering   Proposed maximum aggregate       Amount of
        to be registered            be registered(a)       price per share (b)          offering price (b)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, no par value              1,121,495                $26.75                     $30,000,000              $2,427
====================================================================================================================================

   (a) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), to the extent additional shares of the registrant's common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors of the registrant while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional shares of common stock.

   (b) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low sale prices of the registrant's common stock as reported on the New York Stock Exchange on June 11, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 12, 2003

PROSPECTUS

                               PNM RESOURCES, INC.
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                                 (505) 241-2700

                        1,121,495 SHARES OF COMMON STOCK

         This prospectus relates to 1,121,495 shares (which we refer to as the "contributed shares") of our common stock, no par value, held in a segregated account in the PNM Resources, Inc. Employees' Retirement Plan Trust (which we refer to as the "trust") created under the PNM Resources, Inc. Employees' Retirement Plan (which we refer to as the "plan"). The contributed shares may be offered for sale from time to time by Mellon Bank, N.A. or its successor, as duly appointed trustee for the trust (which we refer to as the "trustee") pursuant to proper directions from U.S. Trust Company, National Association or its successor (which we refer to as the "investment manager"), in its capacity as duly appointed and acting investment manager for the segregated account of the trust. We refer to the trustee, the trust and the investment manager collectively as the "selling stockholder". We are registering the contributed shares to provide the selling stockholder with freely tradable securities pursuant to a Registration Rights Agreement, dated as of June 11, 2003 (which we refer to as the "registration rights agreement"), between us and the investment manager. We will not receive any of the proceeds from the sale of the contributed shares by the selling stockholder. We are generally required to bear the expenses of the registration of the contributed shares offered hereby, including, without limitation, registration fees under federal and state securities laws, and legal and accounting fees. Any underwriting discounts, brokerage fees and commissions will be the responsibility of the selling stockholder. See "Selling Stockholder."

         The selling stockholder may sell all or a portion of the contributed shares from time to time on the New York Stock Exchange, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the contributed shares or in negotiated transactions.

         Our common stock is listed on the New York Stock Exchange under the symbol "PNM." On June 11, 2003, the last reported sale price per share of our common stock on the New York Stock Exchange was $26.81.

         YOU SHOULD READ THE ENTIRE PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is _________, 2003.

                                TABLE OF CONTENTS

About This Prospectus...........................................................  1
PNM Resources, Inc..............................................................  1
Where You Can Find More Information.............................................  1
Incorporation By Reference......................................................  2
Description of Capital Stock....................................................  2
Special Note Regarding Forward-Looking Statements...............................  5
Use Of Proceeds.................................................................  5
Selling Stockholder.............................................................  5
Plan Of Distribution............................................................  6
Experts.........................................................................  7
Validity........................................................................  8

                                      (ii)

                              ABOUT THIS PROSPECTUS

         You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. No offer to sell or solicitation of an offer to buy these securities will be made in any jurisdiction where the offer, sale or solicitation is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

         In this prospectus, references to "Company," "we," "us," "our" and "PNM Resources" refer to PNM Resources, Inc. and do not include any of its subsidiaries in the context of the issuer of securities. In other contexts, references to "Company," "we," "us," "our" and "PNM Resources" may also include subsidiaries of PNM Resources. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

                               PNM RESOURCES, INC.

     We are an investor-owned holding company of energy and energy-related companies and were incorporated in the State of New Mexico on March 3, 2000. Our principal subsidiary, Public Service Company of New Mexico, or PNM, was incorporated in the State of New Mexico on May 9, 1917. PNM is a public utility primarily engaged in the generation, transmission, distribution, sale and marketing of electricity and in the transmission, distribution and sale of natural gas within the State of New Mexico. The business of PNM constitutes substantially all of the business of PNM Resources, Inc. and its subsidiaries.

     Our principal business segments are utility operations, wholesale operations and corporate and other. Utility operations include electric services and gas services. Electric services consist of the distribution, transmission and generation of electricity for retail electric customers in New Mexico. Gas services include the transportation and distribution of natural gas to end users. Our wholesale operations consist of the generation and sale of electricity into the wholesale market based on three product lines which are long-term contracts, forward sales and short-term sales.

     Upon the completion of a one-for-one share exchange between us and PNM on December 31, 2001, we became the parent company of PNM and began trading on the New York Stock Exchange under the "PNM" symbol. Prior to the share exchange, we had existed as a subsidiary of PNM.

     Our executive offices are located at Alvarado Square, Albuquerque, New Mexico 87158, and our telephone number is (505) 241-2700.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also maintain a website at www.pnm.com. Information contained on our website does not constitute part of this prospectus.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus. Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until all of the contributed shares have been sold by the selling stockholders, will automatically update, replace and supersede the information contained in this prospectus and in previously filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference those future filings as well as the following documents that we have filed previously with the SEC:

- Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as updated by financial information included in the Current Report on Form 8-K filed June 12, 2003.

-    Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

- Current Reports on Form 8-K dated January 3, 2003 (two), January 31, 2003, April 10, 2003, April 22, 2003, May 29, 2003 and June 12, 2003.

     We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                  PNM Resources, Inc.
                  Investor Relations
                  Alvarado Square
                  Albuquerque, New Mexico 87158
                  (505) 241-2477

                          DESCRIPTION OF CAPITAL STOCK

     AUTHORIZED CAPITAL STOCK

     The following descriptions of our capital stock and the relevant provisions of our Restated Articles of Incorporation and By-Laws are summaries and are qualified by reference to our Restated Articles of Incorporation and By-Laws which have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part. The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.

     Our authorized capital stock consists of 10,000,000 shares of preferred stock without par value, issuable in series from time to time, and 120,000,000 shares of common stock, without par value. 39,117,799 shares of our common stock were outstanding as of May 31, 2003, and following the issuance of the contributed shares to the trust on June 11, 2003, 40,239,294 shares of our common stock are outstanding as of June 11, 2003. No shares of PNM Resources, Inc. preferred stock are currently outstanding.

     COMMON STOCK

     Dividend Rights

     After giving effect to any prior rights of our preferred stock, if any should become outstanding, we will pay dividends on our common stock as determined by our board of directors out of legally available funds.

     Voting Rights

     Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our Restated Articles of Incorporation and By-Laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote.

     Liquidation Rights

     In the event we are liquidated or dissolved, either voluntarily or involuntarily, the holders of our preferred stock will have priority (after any of our creditors) with respect to the distribution of assets. After the holders of our preferred stock are paid their aggregate liquidation preference, the holders of our common stock will be entitled, subject to the rights, if any, of the holders of our preferred stock, to share ratably (according to the number of shares held by them) in all of our remaining assets available for distribution.

     Preemptive Rights

     The holders of our common stock do not have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by the board of directors in its sole judgment.

     Listing

     Our common stock is listed on the New York Stock Exchange.

     Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is Mellon Investor Services, South Hackensack, New Jersey.

     PREFERRED STOCK

     Our board of directors is authorized by resolution to provide from time to time for the issuance of shares of preferred stock in series and to fix, from time to time before issuance, the designation, preferences, privileges and voting powers of the shares of each series of preferred stock and its restrictions or qualifications, limited to the following:

-    the serial designation, authorized number of shares and the stated value;

- the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;

- the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

- the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;

- any sinking find provisions for redemption or purchase of shares of any series;

- the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of our other capital stock, or of other series of our preferred stock;

- the voting rights, if any, for the shares of each series, limited to circumstances when:

         -    we fail to pay dividends on the applicable series; and

         - when a proposed amendment to our Restated Articles of Incorporation would have an adverse impact on the rights and privileges of our preferred stockholders.

     The holders of our preferred stock do not have a preemptive right to acquire authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our board of directors.

     The effects of the issuance of our preferred stock on the holders of our common stock could include, among other things, (i) reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock, (ii) restrictions on dividends on common stock if dividends on the series of preferred stock are in arrears, (iii) dilution of the voting power of common stock if the series of preferred stock has voting rights, including a possible "veto" power if the series of preferred stock has class voting rights, (iv) dilution of the equity interest of holders of common stock if the series of preferred stock is convertible, and is converted, into common stock and (v) restrictions on the rights of holders of common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

     CERTAIN ANTI-TAKEOVER MATTERS

     Our Restated Articles of Incorporation and By-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

- authorization for our board of directors to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

- our board of directors is classified into three classes, with the directors being elected for staggered terms;

- advance notice procedures with respect to any proposal other than those adopted or recommended by our board of directors; and

- provisions specifying that only a majority of the board of directors, the chairman of the board of directors, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meetings of stockholders.

     Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control. Certain acquisitions by any person of our outstanding voting securities would also require approval of the SEC under the Public Utility Holding Company Act of 1935.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements made in this prospectus and other documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution investors not to place undue reliance on these statements. Factors that could cause actual results to differ, and that will affect our future financial condition, cash flow and operating results include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors affecting PNM Resources and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and also our current and future Current Reports on Form 8-K, filed with the SEC.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the contributed shares offered by this prospectus. The selling stockholder will receive all of the proceeds.

                               SELLING STOCKHOLDER

         On June 11, 2003, we contributed to the trust 1,121,495 shares of our common stock. We did not receive any cash proceeds from the contribution of the contributed shares.

         The investment manager serves in its sole capacity as investment manager pursuant to an investment management agreement with the Corporate Investment Committee of PNM Resources, Inc. that is a named fiduciary of the trust, and PNM Resources. In accordance with the terms of the investment management agreement, the investment manager is responsible for the management and disposition of the contributed shares and is a fiduciary of the trust. The investment manager, in exercising its fiduciary duty, will decide whether or not, and under what terms, it will sell the contributed shares offered hereby. Both the trustee and the investment manager receive customary compensation for serving as trustee and investment manager, respectively. The Company retains the discretion to terminate or replace the trustee and investment manager from time-to-time.

         At the date of this prospectus, the trust beneficially owned 1,121,495 shares of our common stock, representing approximately 2.8% of our outstanding shares of common stock as of June 11, 2003. The selling stockholder may sell up to 1,121,495 shares of our common stock pursuant to this offering, and assuming that all such contributed shares are sold, the trust will beneficially own none of the outstanding shares of our common stock after this offering, unless the trust acquires additional shares of our common stock in the open market or otherwise, or unless we contribute additional shares to the trust, after the date of this prospectus. The selling stockholder may sell all, some or none of the contributed shares. Accordingly, we cannot provide you with an estimate of the number of shares of our common stock that the selling stockholder will hold in the future.

                              PLAN OF DISTRIBUTION

   The selling stockholder may offer the contributed shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise. The contributed shares will be sold at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices. Subject to the terms of the registration rights agreement, the contributed shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of the contributed shares may involve:

- sales to underwriters who will acquire contributed shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale;

- block transactions in which the broker or dealer engaged will attempt to sell contributed shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or

- ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     The selling stockholder and/or purchasers of the contributed shares may pay brokers and dealers for selling contributed shares. These payments may be in the form of underwriting discounts, concessions or commissions. The selling stockholder and any broker dealer who sells or assists the selling stockholder in selling contributed shares may be deemed an underwriter within the meaning of the Securities Act. If they are deemed to be underwriters, any brokerage commissions or discounts may be deemed to be underwriting discounts and commissions under the Securities Act. We will file, if required, a prospectus supplement when the selling stockholder notifies us that it has entered into an arrangement with an underwriter, broker or dealer for the sale of contributed shares. The prospectus supplement will disclose certain material information, including:

-    the number of contributed shares being offered;

-    the terms of the offering;

- any discounts, commissions or other compensation paid to underwriters, brokers or dealers;

-    the public offering price;

- any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers; and

-    other material terms of the offering.

As of the date of this prospectus, there are no selling arrangements between the selling stockholder and any underwriter, broker or dealer. The selling stockholder may also sell contributed shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.

         We will not receive any of the proceeds from the sale of contributed shares by the selling stockholder. We will bear the costs of registering the contributed shares under the Securities Act, including the registration fee under the Securities Act, accounting fees, printing fees, fees and disbursements of our counsel and certain fees and disbursements of counsel to the selling stockholder. The selling stockholder will be responsible for underwriting discounts, brokerage fees and commissions, if any, incurred in connection with the sale of contributed shares.

         Under the terms of the registration rights agreement, PNM Resources and the selling stockholder have agreed to indemnify each other and certain other related parties for certain liabilities in connection with the registration of the contributed shares.

         All of the contributed shares are subject to the restrictions on transfer, and other terms, set forth in the registration rights agreement. Under the registration rights agreement, the selling stockholder may only transfer contributed shares in the foregoing types of transactions under certain circumstances. We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) the date on which all contributed shares are sold, and (ii) June 11, 2005.

         The plan is an employee pension benefit plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Prohibited transactions under Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), could arise if, absent an available exemption, a person or entity which is a "party in interest," as defined under ERISA, or a "disqualified person," as defined under the Code, were to purchase any of the contributed shares being offered by the selling stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from PNM Resources' Current Report on Form 8-K dated June 12, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include explanatory paragraphs referring to the realignment of segments for financial reporting purposes and its adoption of EITF 02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities).

     The financial statement schedules of the Company incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K (as updated by the Company's Current Report on Form 8-K dated June 12, 2003) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference.

     The aforementioned reports have been so incorporated and included in reliance upon such firm given their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information (which review report includes an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations). Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                    VALIDITY

     The law firm of Keleher & McLeod, P.A., Albuquerque, New Mexico, has delivered its opinion on behalf of PNM Resources that the shares in this offering have been validly issued and are fully paid and non assessable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses payable by PNM Resources, Inc. in connection with the sale and distribution of the common stock registered hereby:

SEC Filing Fees.................................................................      $ 2,427
Printing and Engraving Expenses*................................................      $ 5,000
Accounting Fees and Expenses*...................................................      $15,000
Legal Fees and Expenses*........................................................      $50,000
New York Stock Exchange Additional Listing Fee*.................................      $ 6,350
Miscellaneous*..................................................................      $ 5,000
                                                                                      -------

       Total Expenses*..........................................................      $83,777
                                                                                      =======

------------------------
*  Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 6 of Article II of PNM Resources, Inc.'s By-Laws contains the following provisions with respect to indemnification of directors and officers:

         Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

         Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:
(1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under
Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

         Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. PNM Resources has entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16. EXHIBITS.

Exhibit No.                                  Description of Exhibit
-----------                                  ----------------------
   4.1*            Restated Articles of Incorporation of PNM Resources, Inc. dated February 22, 2002 (Exhibit 3.1 to PNM Resources, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 in File No. 333-32170).

   4.2*            By-Laws of PNM Resources, Inc. with all amendments to and including February 18, 2003 (Exhibit
                   3.2 to PNM Resources Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31,
                   2002 in File No. 333-32170).

   4.3             Registration Rights Agreement, dated as of June 11, 2003, between PNM Resources, Inc. and U.S.
                   Trust Company, National Association

   5               Opinion of Keleher & McLeod, P.A., counsel for PNM Resources, Inc.

   15              Letters regarding unaudited interim financial information.

   23.1            Consent of Deloitte & Touche LLP.

   23.2            Consent of Keleher & McLeod, P.A. (included in Exhibit 5).

   24              Power of Attorney is contained on the signature page of this registration statement.

------------------
*Incorporated herein by reference as indicated.

ITEM 17. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 12, 2003.

                                       PNM RESOURCES, INC.

                                       By: /s/ Jeffry E. Sterba
                                          ------------------------------------
                                           Jeffry E. Sterba
                                           Chairman, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, John R. Loyack, and Robin Lumney, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                          Title                                      Date
                ---------                          -----                                      ----
          /s/ Jeffry E. Sterba           Chairman, President and Chief                      June 12, 2003
------------------------------------     Executive Officer; Director
           Jeffry E. Sterba              (Principal Executive Officer)

          /s/ John R. Loyack             Senior Vice President and Chief                    June 12, 2003
------------------------------------     Financial Officer
             John R. Loyack              (Principal Financial Officer)

          /s/ Robin Lumney               Vice President, Controller and                     June 12, 2003
------------------------------------     Chief Accounting Officer
              Robin Lumney               (Principal Accounting Officer)

        /s/ Robert G. Armstrong
--------------------------------------            Director                                 June 12, 2003
          Robert G. Armstrong

        /s/ R. Martin Chavez
--------------------------------------            Director                                 June 12, 2003
          R. Martin Chavez

        /s/ Julie A. Dobson
--------------------------------------            Director                                 June 12, 2003
          Julie A. Dobson

        /s/ Joyce A. Godwin
--------------------------------------            Director                                 June 12, 2003
          Joyce A. Godwin

        /s/ Manuel T. Pacheco
--------------------------------------            Director                                 June 12, 2003
          Manuel T. Pacheco

        /s/ Theodore F. Patlovich
--------------------------------------            Director                                 June 12, 2003
          Theodore F. Patlovich

        /s/ Robert M. Price
--------------------------------------            Director                                 June 12, 2003
          Robert M. Price

        /s/ Bonnie S. Reitz
--------------------------------------            Director                                 June 12, 2003
           Bonnie S. Reitz

                                  EXHIBIT INDEX

Exhibit
 Number                                         Description of Exhibits
 -----                                          -----------------------
4.3                Registration Rights Agreement.
5                  Opinion of Keleher & McLeod, P.A., counsel for PNM Resources, Inc.
15                 Letters regarding unaudited interim financial information.
23.1               Consent of Deloitte & Touche LLP.
23.2               Consent of Keleher & McLeod, P.A. (included in Exhibit 5).
24                 Power of Attorney is contained on the signature page of this registration statement.